UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

Onto Innovation Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39110	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road
Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective March 15, 2024, the Board of Directors (“the Board”) of Onto Innovation Inc. (the “Company”) elected Susan Lynch to the Board for a term continuing until the 2024 Annual Meeting of Stockholders, when all directors will be subject to election by stockholders. With this appointment the Board increased the size of the Board from the current eight members to nine members. The Company issued a news release regarding Ms. Lynch’s election to the Board, which is filed as Exhibit 99.1.

Ms. Lynch served as the senior vice president and chief financial officer at V2X, Inc. (formerly Vectrus, Inc.) from August 2019 to September 2023. From April 2016 to July 2019, Ms. Lynch was the executive vice president and chief financial officer for Sungard Availability Services. Before joining Sungard AS, from 2007 to 2015, Ms. Lynch was the executive vice president and chief financial officer for Hitachi Vantara (formerly Hitachi Data Systems). From 2005 to 2007, Ms. Lynch was vice president and chief financial officer of Raytheon Technical Services. Before joining Raytheon, Ms. Lynch held a number of roles of increasing financial responsibility with Honeywell International Inc. from 1984 to 2005. Ms. Lynch received her B.A. in accounting and business administration from MidAmerica Nazarene University. She is also a certified public accountant. Ms. Lynch has also served on the board of directors of Allegro MicroSystems, Inc. since 2021.

Ms. Lynch has been appointed to the Audit Committee and the M&A Committee of the Board. As compensation for her services on the Board, Ms. Lynch will receive compensation consistent with the Company’s current compensatory arrangement for non-employee directors, as described under the heading “Compensation of Directors” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 30, 2023. Ms. Lynch will also enter into a director Indemnification Agreement in the form filed as Exhibit 10.1 to the Form 8-K filed on September 13, 2021.

There are no arrangements or understandings pursuant to which Ms. Lynch was selected as a director of the Company. Ms. Lynch does not have any relationship or related transactions with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

The Board has determined that Ms. Lynch qualifies as an “independent director,” as that term is defined in Item 407(a) of Regulation S-K, and has also determined, after a review of her qualifications, that Ms. Lynch is an “audit committee financial expert” serving on the Audit Committee within the meaning of the Securities and Exchange Commission rules and regulations.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	New release issued by Onto Innovation on March 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onto Innovation Inc.

Date:	March 18, 2024	By:	/s/ Yoon Ah E. Oh
Vice President, General Counsel & Corporate Secretary